As filed with the Securities and Exchange Commission on April 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-2358443
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Dr. Daniel Vitt

1200 Avenue of the Americas, Suite 200

New York, NY 10036

(332) 255-9818

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ilan Katz, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Telephone: (212) 768-6700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	581,199	$14.35	$8,340,206	$909.92

(1)	In addition, there are being registered hereunder such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions, which shares of common stock are registered hereunder pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated in accordance with Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee based on the average high and low prices reported for the registrant’s common stock traded on the Nasdaq Global Select Market on April 13, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 16, 2021.

PROSPECTUS

581,199 shares of Common Stock

This prospectus relates solely to the resale or other disposition by 4SC AG of up to 581,199 shares of our common stock issued by us to 4SC AG on March 31, 2021, pursuant to the transaction described in “Selling Stockholder” on page 9, under which we settled all then-existing royalty obligations to 4SC AG in return for $8,625,000 in cash and 581,199 shares of our common stock.

The selling stockholder, or its pledgees, donees, transferees or other successors-in-interest, may, from time to time, sell, transfer, or otherwise dispose of any or all of its shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

We are not selling any common stock under this prospectus, and will not receive any proceeds from the sale of the shares. The selling stockholder will sell the shares in accordance with the “Plan of Distribution” set forth in this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “IMUX.” On April 14, 2021, the closing price of our common stock on the Nasdaq Global Select Market was $14.52 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 7 of this prospectus and contained in our filings made with the Securities and Exchange Commission and any applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                , 2021.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	3
ABOUT THIS OFFERING	6
RISK FACTORS	7
USE OF PROCEEDS	8
SELLING STOCKHOLDER	9
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	12
EXPERTS	12
WHERE YOU CAN FIND MORE INFORMATION	12
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	12
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1
EXHIBIT INDEX	II-4

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus describes the general manner in which the selling stockholder identified in this prospectus may offer from time to time in one or more transactions up to 581,199 shares of our common stock.

This prospectus only provides you with a general description of the common stock that may be sold in these transactions. If necessary, the specific manner in which the shares of common stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement we filed with the SEC. For further information about us or the common stock offered hereby, you should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectuses, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the common stock and it is not soliciting an offer to buy the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectuses, as well as information we have previously filed with the SEC, and incorporated by reference, is accurate only as of the date on the cover of those documents. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. To the extent there are inconsistencies between any prospectus supplement, this prospectus and/or any documents incorporated by reference, the document with the most recent date will control.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), and the Private Securities Litigation Reform Act of 1995. These statements represent our current expectations or beliefs concerning various future events and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements may be preceded by, or contain, words such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “predict,” “potential,” “might,” “could,” “would,” “should” or other words indicating future results, though not all forward-looking statements necessarily contain these identifying words. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such statements may include, but are not limited to, statements concerning the following:

•	the strategies, prospects, plans, expectations and objectives of management;

•	our ability to maintain compliance with Nasdaq listing standards;

•	strategies with respect to our development programs;

•	our estimates regrading expenses, capital requirements, projected cash requirements and needs for additional financing;

•	possible sources of funding for future operations;

•	our ability to protect intellectual property rights and our intellectual property position;

•	future economic conditions or performance;

•	proposed products or product candidates;

•	our ability to retain key personnel;

•	our ability to maintain effective internal control over financial reporting; and

•	beliefs and assumptions underlying any of the foregoing.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those described in “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus and elsewhere in this prospectus. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits hereto completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should read all such documents carefully and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus, in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this prospectus to “Immunic,” “we,” “us” and “our” refer to Immunic, Inc. and its subsidiaries.

Company Overview

We are a clinical-stage biopharmaceutical company developing a pipeline of selective oral immunology therapies aimed at treating chronic inflammatory and autoimmune diseases, including relapsing-remitting multiple sclerosis ("RRMS"), ulcerative colitis ("UC"), Crohn’s disease ("CD") and psoriasis. We are headquartered in New York with our main operations in Gräfelfing, Germany. We currently have 41 employees.

We are currently pursuing three development programs, all orally available small molecule inhibitors in the clinical development phase. These include the IMU-838 program, which is focused on the development of oral formulations of small molecule inhibitors of the enzyme dihydroorotate dehydrogenase (“DHODH”); the IMU-935 program, which is focused on an inverse agonist of RORγt, an immune cell-specific isoform of retinoic acid receptor-related orphan nuclear receptor gamma (“RORγ”), and the IMU-856 program, which involves the development of a drug targeting the restoration of intestinal barrier function. These product candidates are being developed to address diseases such as RRMS, UC, CD, and psoriasis. In addition to these large markets, these products are also being developed to address certain rare diseases with high unmet medical needs, such as primary sclerosing cholangitis (“PSC”), and Guillain-Barré syndrome (“GBS”). We are also investigating IMU-838 as a potential treatment option for coronavirus disease 2019 (“COVID-19”).

The following table summarizes the potential indications, clinical targets and clinical development status of our three product candidates:

Our most advanced drug candidate, IMU-838, targets DHODH, a key enzyme in the intracellular metabolism of immune cells in the body. IMU-838’s lead indications are RRMS and inflammatory bowel disease (“IBD”). We announced positive results from our phase 2 EMPhASIS trial of IMU-838 in patients with RRMS, reporting achievement of both primary and key secondary endpoints with high statistical significance. An additional phase 2b trial is ongoing in patients with ulcerative colitis (CALDOSE-1 trial). We also announced that IMU-838 showed evidence of clinical activity in our phase 2 CALVID-1 trial in hospitalized patients with moderate COVID-19 and reported positive top-line data from an investigator-sponsored phase 2 proof-of-concept clinical trial of IMU-838 in PSC which was conducted in collaboration with the Mayo Clinic. Another investigator-sponsored phase 2 clinical trial of IMU-838 in combination with oseltamivir in moderate to severe COVID-19 is ongoing in collaboration with the University Hospitals Coventry and Warwickshire NHS Trust (IONIC trial). If approved, we believe that IMU-838 has the potential to be a first-in-class DHODH inhibitor in IBD and a best-in-class DHODH inhibitor in RRMS. In addition, prior clinical data with IMU-838 in rheumatoid arthritis has contributed to understanding of the safety profile of the drug at doses consistent with those currently under evaluation for the treatment of RRMS and IBD. Importantly, IMU-838 has an attractive pharmacokinetic, safety and tolerability profile and has already been tested in more than 800 individuals to date.

Our second drug candidate, IMU-935, is a highly potent and selective inverse agonist of a transcription factor called RORγt with additional activity on DHODH. We believe that the nuclear receptor RORγt is the main driver for the differentiation of Th17 cells and the expression of cytokines involved in various inflammatory and autoimmune diseases. We believe this target is an attractive alternative to approved antibodies for targets, such as IL-23, IL-17 receptor and IL-17 itself. We have observed strong cytokine inhibition targeting both Th1 and Th17 responses in preclinical testing, as well as indications of activity in animal models for psoriasis and IBD. Preclinical experiments indicated that, while leading to a potent inhibition of Th17 differentiation and cytokine secretion, IMU-935 did not affect thymocyte maturation. Based on these preclinical data, we believe that IMU-935 has potential to be a best-in-class therapy for various autoimmune diseases. A phase 1 clinical trial exploring the pharmacokinetics and safety of IMU-935 is currently ongoing.

Our third program, IMU-856, which we believe to be novel, is an orally available, small molecule modulator that targets a protein which serves as a transcriptional regulator of intestinal barrier function. We have not yet disclosed the molecular target for IMU-856. Based on preclinical data, we believe this compound may represent a new treatment approach, as the mechanism of action targets the restoration of the intestinal barrier function in patients suffering from diseases like IBD, diarrhea-predominant irritable bowel syndrome, immune checkpoint inhibitor induced colitis and other intestinal barrier function associated diseases. We believe that because IMU-856 avoids suppression of the immune functions, it may therefore maintain immune surveillance for patients. A phase 1 clinical trial exploring the pharmacokinetics and safety of IMU-856 is currently ongoing.

Acquisition History

Our wholly-owned subsidiary Immunic AG acquired IMU-838 and IMU-935 in September 2016 from 4SC AG, a publicly traded company based in Planegg-Martinsried near Munich, Germany, through asset acquisitions. Our rights to IMU-856 are secured pursuant to an option and license agreement (the “Daiichi Sankyo Option”) with Daiichi Sankyo Co., Ltd. (“Daiichi Sankyo”) in Tokyo, Japan. On January 5, 2020, Immunic AG exercised its option under the Daiichi Sankyo Option to acquire the exclusive global rights to commercialize IMU-856. The license also grants Immunic AG the rights to Daiichi Sankyo’s patent application related to IMU-856. Concurrent with the option exercise, Immunic AG paid to Daiichi Sankyo a one-time upfront licensing fee. Going forward, Daiichi Sankyo is eligible to receive future development, regulatory and sales milestone payments, as well as royalties related to IMU-856.

Commercialization Strategy

Our products are being developed with the aim of delivering proof-of-efficacy in state-of-the-art clinical trials with multiple compounds in multiple indications. Subsequent pivotal trials may be conducted by us alone or with a potential future partner.

We expect to continue to lead most of our research and development activities from our Gräfelfing location, where dedicated scientific, regulatory, clinical and medical teams conduct their activities. Due to these teams’ key relationships with local and international service providers, we anticipate that this will result in timely, cost-effective execution of our development programs. In addition, we intend to use our subsidiary based in Melbourne, Australia to expedite the early clinical trials for IMU-935 and IMU-856.

Corporate Information

Prior to April 12, 2019, we were a clinical-stage biotherapeutic company known as Vital Therapies, Inc. that had historically been focused on the development of a cell-based therapy targeting the treatment of acute forms of liver failure. Vital Therapies, Inc. was originally incorporated in the State of California in May of 2003 as Vitagen Acquisition Corp., subsequently changed its name to Vital Therapies, Inc. in June 2003, and reincorporated in Delaware in January 2004. In April 2019, we completed an exchange transaction with Immunic AG pursuant to which holders of ordinary shares of Immunic AG exchanged all of their shares for shares of our common stock, resulting in Immunic AG becoming our wholly owned subsidiary. Following the exchange, we changed our name to Immunic, Inc. and we became a clinical-stage biopharmaceutical company focused on the development of selective oral therapies in immunology with the goal of becoming a leader in treatments for chronic inflammatory and autoimmune diseases.

Our corporate headquarters are located at 1200 Avenue of the Americas, Suite 200, New York, New York 10036. We also have an office at Lochhamer Schlag 21, 82166 Gräfelfing, Germany. Our telephone number is (332) 255-9818. We maintain a website at www.imux.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

 ABOUT THIS OFFERING

This prospectus relates to the resale by the selling stockholder identified in this prospectus of up to 581,199 shares of our common stock. All of the shares, when sold, will be sold by the selling stockholder. The selling stockholder may sell its shares of common stock from time to time on prices and on terms that will be determined at the time of sale. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder.

Common Stock Offered by the Selling stockholder:	Up to 581,199 shares of common stock, par value $0.0001 per share.

Terms of the Offering:	The selling stockholder will determine when and how it sells the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Common Stock Outstanding at March 31, 2021:	21,749,439 shares.

Use of Proceeds:	We will not receive any proceeds from the sale of the 581,199 shares of common stock by the selling stockholder under this prospectus.

Risk Factors:	An investment in the common stock offered under this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors you should consider carefully when making an investment decision.

Nasdaq Symbol:	IMUX

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 581,199 shares of common stock by the selling stockholder under this prospectus (and/or its respective pledgees, donees, transferees, distributees, or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer).

We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the selling stockholder.

SELLING STOCKHOLDER

The selling stockholder acquired the common stock being registered for resale under this prospectus pursuant to a Settlement Agreement, dated March 31, 2021, between us and the selling stockholder (the “Settlement Agreement”). Pursuant to the Settlement Agreement, we issued 581,199 shares of our common stock to the selling stockholder as settlement of certain royalty obligations under the Asset Purchase Agreement, dated May 13, 2016, between us and the selling stockholder.

All information with respect to share ownership is as of April 1, 2021 and has been furnished by the selling stockholder. The shares being offered are being registered to permit public secondary trading of such shares and the selling stockholder may offer all or part of the shares it owns for resale from time to time in one or more transactions pursuant to this prospectus. To our knowledge, other than the relationships described herein, neither the selling stockholder nor its affiliates have any family relationships with our officers, other directors or controlling stockholders.

If the selling stockholder is an affiliate of broker-dealers, it and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to the selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling stockholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholder. To our knowledge, the selling stockholder has sole voting and investment power with respect to its shares of common stock. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to the selling stockholder who are able to use this prospectus to resell the common stock registered hereby.

Selling Stockholder	Shares Beneficially Owned Before the Offering (1)		Maximum Number of Shares to be Offered in the Offering	Number of Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in the Offering (1)(2)
	Number	Percentage (3)		Number	Percentage (3)
4SC AG	581,199	2.67%	581,199	0	0.00%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to warrants, options or rights currently exercisable, or exercisable within 60 days of April 1, 2021 are counted as beneficially owned by the selling stockholder.

(2)	Assumes all of the shares of common stock offered are sold.

(3)	Based on 21,749,439 shares of our common stock outstanding on March 31, 2021.

We may require the selling stockholder to suspend the sales of the common stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning the selling stockholder may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

The selling stockholder, including its pledgees, donees, transferees or other successors-in-interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholder will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our common stock covered hereby.

The selling stockholder may sell the shares of common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares of common stock that it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholder in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent;
•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	ordinary brokerage transactions or transactions in which a broker solicits purchases;
•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•	the pledge of shares of common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of common stock;
•	short sales or transactions to cover short sales relating to the shares of common stock;
•	one or more exchanges or over-the-counter market transactions;
•	through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•	privately negotiated transactions;
•	the writing of options, whether the options are listed on an options exchange or otherwise;
•	distributions to creditors and equity holders of the selling stockholder; and
•	any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholder may also resell all or a portion of its common stock in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

The selling stockholder may enter into sale, forward-sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward-sale or derivative transactions, the third parties may sell securities covered by this prospectus or the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward-sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of common stock or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell securities short and redeliver securities to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the common stock so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares of common stock to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the number of shares of common stock offered;

•	the price of such common stock;

•	the proceeds to the selling stockholder from the sale of such common stock;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

In connection with sales of common stock covered hereby, the selling stockholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling stockholder may be deemed to be “underwriters” under the Securities Act, the selling stockholder must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of Nasdaq in accordance with Rule 153 under the Securities Act.

We or the selling stockholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholder or its affiliates in the ordinary course of business.

The selling stockholder will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. These restrictions may affect the marketability of such common stock.

In order to comply with applicable securities laws of some states, the common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any common stock of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon by Dentons US LLP.

EXPERTS

The consolidated financial statements of Immunic, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is www.sec.gov. We maintain a website at www.imux.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Current Report on Form 8-K filed with the SEC on March 31, 2021; and

•	the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on November 15, 2013 (File No. 001-36201), and all amendments or reports filed for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Immunic, Inc.

Attn: Corporate Secretary

1200 Avenue of the Americas, Suite 200

New York, New York 10036

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the common stock being registered. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee:

SEC Registration Fee	$910
Accounting Fees and Expenses	$25,000
Legal Fees and Expenses	$25,000
Miscellaneous	—
Total	$50,910

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the state of Delaware. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1) to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3) the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, we will indemnify any person (and the estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or is or was serving at our request as a director or officer of another corporation or enterprise. We may, in our discretion, similarly indemnify its employees and agents.

We have entered into indemnification agreements with our officers and directors.

Our certificate of incorporation relieves our directors from monetary damages to us or our stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transactions from which the director derived an improper personal benefit.

We currently maintain an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of our company.

Item 16. Exhibits.

See the Exhibit Index attached to this registration statement and incorporated herein by this reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Dentons US LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Dentons US LLP (contained in Exhibit 5.1.)
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 16, 2021.

IMMUNIC, INC.

By:	/s/ Daniel Vitt
Name:	Daniel Vitt
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Vitt and Duane Nash, and each of them acting individually, as his or her true and lawful attorneys- in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel Vitt	President, Chief Executive Officer and Director	April 16, 2021
Daniel Vitt	(principal executive officer)

/s/ Duane Nash	Executive Chairman of the Board	April 16, 2021
Duane Nash

/s/ Glenn Whaley	VP Finance, Principal Financial and Accounting Officer	April 16, 2021
Glenn Whaley	(principal financial and accounting officer)

/s/ Tamar Howson	Director	April 16, 2021
Tamar Howson

/s/ Joerg Neermann	Director	April 16, 2021
Joerg Neermann

/s/ Vincent Ossipow	Director	April 16, 2021
Vincent Ossipow

/s/ Barclay Phillips	Director	April 16, 2021
Barclay Phillips

/s/ Jan Van den Bossche	Director	April 16, 2021
Jan Van den Bossche